UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

SMEAD FUNDS TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PLEASE DO NOT DISREGARD THIS LETTER

EVEN IF IT IS PAST THE INDICATED DEADLINE, PLEASE VOTE YOUR SHARES!

YOUR FINANCIAL ADVISOR DOES NOT VOTE FOR YOU!

Dear Shareholder:

Our apologies for having to reach out yet again. Please know that we would not be reaching out again unless your participation was vital! We have been trying to get in touch with you regarding the Special Meeting of Shareholders of the Smead Funds Trust (the “Funds”). The Special Meeting of Shareholders was originally slated for March 10, 2023, but has been adjourned for a FOURTH TIME until April 18, 2023 due to lack of shareholder participation. We still haven’t yet received your vote and WE NEED YOUR HELP! You may think your vote is inconsequential, but your participation helps us to avoid costly additional adjournments and solicitations. Unfortunately, this is a government mandated process that requires a certain participation to move forward. We only have a certain timeframe in which to attain this threshold and are running out of time.

Shareholders are being asked to approve the two proposals summarized below. (The full proxy statement is available for your review here: www.okapivote.com/Smead.)

The first proposal is to approve an amendment to the fundamental policy regarding industry concentration that would provide each Fund with the flexibility to adjust its policy on industry concentration to match the SEC definition of “concentration” if and when the SEC changes how it defines “concentration” in the future without having to incur the expense of another proxy vote.

The second proposal is to approve an amendment to the Trust’s Declaration of Trust to lower the quorum requirement for a shareholders’ meeting from 33-1/3% to 20%. The Funds have a wide shareholder base, which can make it very difficult to obtain a sufficient number of responses from shareholders to achieve a quorum at a shareholder meeting. Obtaining responses may require substantial time, money, and resources, which could result in considerable costs and expenses to the Funds. Please note that although the lower quorum requirement will allow for the approval of some matters by shareholders with fewer shares represented, certain other proposals will still require a higher number of shares to be voted to meet the threshold required to approve the proposal.

While to date, an overwhelming majority of the votes received have been cast in favor of the proposals, there are simply not sufficient shares voted to date to approve either Proposal.

In order for your vote to be represented, we must receive your voting instructions. EVEN IF IT IS PAST THE INDICATED MEETING DATE, PLEASE SUBMIT YOUR VOTE TODAY USING THE URL PROVIDED IN YOUR EMAIL.

If you have any questions, please call Okapi Partners, the Funds’ proxy solicitor, toll-free at (844) 343-2623. Representatives are available Monday - Friday 9:00am to 10:00pm (ET).

Thank you for your continued support of the Funds and your assistance in this matter.